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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of 3,450,000 shares of its Common Stock and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of Geron Corporation included in its Annual Report on Form 10-K/A for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP

San Jose, California

March 17, 2000